UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Dillard’s Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DILLARD’S, INC.

PROXY STATEMENT

DILLARD’S, INC.

POST OFFICE BOX 486

LITTLE ROCK, ARKANSAS 72203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2007

PROXY STATEMENT

DILLARD’S, INC.

POST OFFICE BOX 486

LITTLE ROCK, ARKANSAS 72203

TO THE HOLDERS OF CLASS A AND	Little Rock, Arkansas
CLASS B COMMON STOCK:	April 25, 2007

Notice is hereby given that the annual meeting of Stockholders of Dillard’s, Inc., will be held at the Dillard’s, Inc. Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas on Saturday, May 19, 2007, at 9:30 a.m. for the following purposes:

1.	To elect 12 Directors of the Company (four Directors to represent Class A stockholders and eight Directors to represent Class B stockholders).

2.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent public accountants of the Company for 2007.

3.	To vote upon a proposal by certain stockholders.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 30, 2007, will be entitled to notice of, and to vote at, the meeting. This Proxy Statement and the enclosed proxy are being first mailed to Dillard’s, Inc. shareholders on or about April 25, 2007.

Your participation in the meeting is earnestly solicited. If you do not expect to be present in person at the meeting, please sign, date, and fill in the enclosed Proxy and return it by mail in the enclosed envelope to which no postage need be affixed if mailed in the United States of America.

By Order of the Board of Directors

PAUL J. SCHROEDER, JR.

Vice President,

General Counsel,

Secretary

DILLARD’S, INC.

POST OFFICE BOX 486

LITTLE ROCK, ARKANSAS 72203

Telephone (501) 376-5200

April 25, 2007

PROXY STATEMENT

The enclosed Proxy is solicited by and on behalf of the management of Dillard’s, Inc. (the “Company”), a Delaware corporation, for use at the annual meeting of stockholders to be held on Saturday, May 19, 2007, at 9:30 a.m. at the Dillard’s Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas, or at any adjournment or adjournments thereof.

Any stockholder giving a Proxy has the power to revoke it, at any time before it is voted, by written revocation delivered to the Secretary of the Company. Proxies solicited herein will be voted in accordance with any directions contained therein, unless the Proxy is received in such form or at such time as to render it ineligible to vote, or unless properly revoked. If no choice is specified, the shares will be voted in accordance with the recommendations of the Board of Directors as described herein.

If matters of business other than those described in the Proxy properly come before the meeting, the persons named in the Proxy will vote in accordance with their best judgment on such matters. The Proxies solicited herein shall not confer any authority to vote at any meeting of stockholders other than the meeting to be held on May 19, 2007, or any adjournment or adjournments thereof.

The cost of soliciting Proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners of shares. In addition to solicitation by mail, certain officers and employees of the Company may solicit Proxies by telephone, e-mail, fax and personally. These persons will receive no compensation other than their regular salaries. The Company has retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fees of such firm are not expected to exceed $9,000.

OUTSTANDING STOCK; VOTING RIGHTS;

VOTE REQUIRED FOR APPROVAL

The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 30, 2007, will be entitled to notice of, and to vote at, the meeting. At that date, there were 76,214,696 shares of Class A Common Stock outstanding and 4,010,929 shares of Class B Common Stock outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the record date is required to establish a quorum at the annual meeting.

Each holder of Class A Common Stock and each holder of Class B Common Stock shall be entitled to one vote on the matters presented at the meeting for each share standing in his name except that the holders of Class A Common Stock are empowered as a class to elect one-third of the Directors and the holders of Class B Common Stock are empowered as a class to elect two-thirds of the Directors. Stockholders will not be allowed to vote for a greater number of nominees than those named in this proxy statement. Nominees for director of each class, to be elected, must receive the affirmative vote of a majority of the shares of that respective class outstanding and eligible to vote in the election. Cumulative voting for Directors is not permitted.

If a quorum is present, the vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and having voting power is required for ratification of the appointment of Deloitte & Touche LLP as Dillard’s independent auditors and for approval of the stockholder proposal.

Under Delaware General Corporate Law, if shares are held by a broker that has indicated that it does not have discretionary authority to vote on a particular matter without instructions from you under the New York Stock Exchange listing standards (“broker non-votes”), those shares will not be considered as present and entitled to vote with respect to that matter, but such shares will be counted with respect to determining whether a quorum is present. Abstentions will not be counted as votes cast for election of directors and with respect to the ratification of the appointment of the independent public accountants. Abstentions will have the effect of a vote against such proposals.

The last date for the acceptance of Proxies by management is the close of business on May 18, 2007, and no Proxy received after that date will be voted by management at the meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth certain information regarding persons known to the Company to beneficially own five percent (5%) or more of a class of the Company’s outstanding voting securities as of the close of business on February 3, 2007.

Name and Address	Class	No. of Shares Owned		Percent Of Class (1)
Dillard’s, Inc. Retirement Trust 1600 Cantrell Road Little Rock, AR 72201	Class A	11,707,124	(2)	15.4%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	Class A	6,180,676	(2)	8.1%

Donald Smith & Co., Inc. 152 West 57th Street New York, NY 10019	Class A	7,131,450	(2)	9.4%

Goldman Sachs Asset Management, L.P. 85 Broad Street New York, NY 10004	Class A	10,263,686	(2)	13.5%

W.D. Company, Inc. (3) 1600 Cantrell Road Little Rock, Arkansas 72201	Class A Class B	41,496 3,985,776		0.1 99.4	% %

(1)	At February 3, 2007 there were a total of 76,130,196 shares of the Company’s Class A Common Stock and 4,010,929 shares of the Company’s Class B Common Stock outstanding.

(2)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(3)	William Dillard II, Chief Executive Officer of the Company, Alex Dillard, President, and Mike Dillard, Executive Vice President, are officers and directors of W.D. Company, Inc. and own 27.4%, 27.9% and 26.3%, respectively, of the outstanding voting stock of W.D. Company, Inc.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of Class A and Class B Common Stock of the Company beneficially owned by each director, each nominee, each of the executive officers named under “Executive Compensation” and the directors and executive officers, as a group, as of March 30, 2007.

	Class A Shares			Class B Shares
Name	Amount (1)		% of Class	Amount (1)		% of Class
Robert C. Connor	59,618	(2)	0.1%	—		*
Drue Corbusier	820,606	(3)	1.1%	—		*
Will D. Davis	56,435	(4)	0.1%	—		*
Alex Dillard(5)	2,083,537	(6)	2.7%	3,985,776	(6)	99.4%
Mike Dillard (5)	1,417,326	(6)	1.8%	3,985,776	(6)	99.4%
William Dillard II (5)	1,858,793	(6)	2.4%	3,985,776	(6)	99.4%
James I. Freeman	660,408	(7)	0.9%	—		*
John Paul Hammerschmidt	49,820	(8)	0.1%	—		*
Peter R. Johnson	31,536	(9)	*	—		*
Warren A. Stephens	39,536	(10)	*	—		*
William H. Sutton	61,356	(11)	0.1%	—		*
J.C. Watts, Jr.	34,536	(12)	*	—		*
All Directors & Executive Officers as a Group (a total of 19 persons)	7,679,463	(13) (14)	9.5%	3,985,776	(13)	99.4%

* Denotes less than 0.1%

(1)	Based on information furnished by the respective individuals.

(2)	Includes nine shares owned by his wife. Robert C. Connor owns 27,120 shares of Class A Common Stock and has the right to acquire beneficial ownership of 32,489 shares pursuant to currently exercisable options granted under Company stock option plans.

(3)	Drue Corbusier owns 263,735 shares of Class A Common Stock, is a beneficiary of 6,029 shares held in trust, has the sole voting power with respect to 4,100 shares held in trust for a child and has the right to acquire beneficial ownership of 546,742 shares pursuant to currently exercisable options granted under Company stock option plans. She owns 7.3% of the outstanding voting stock of W.D. Company, Inc. but is not an officer or director. Therefore she is not deemed to have a beneficial interest in any Dillard’s, Inc. shares owned by W.D. Company, Inc.

(4)	Will D. Davis owns 23,958 shares of Class A Common Stock and has the right to acquire beneficial ownership of 32,477 shares pursuant to currently exercisable options granted under Company stock option plans.

(5)	William Dillard II, Alex Dillard and Mike Dillard are directors and officers of W. D. Company, Inc. and own 27.4%, 27.9% and 26.3%, respectively, of the outstanding voting stock of such company.

(6)

Includes 41,496 shares of Class A Common Stock and 3,985,776 of Class B Common Stock owned by W. D. Company, Inc., in which shares William Dillard II, Alex Dillard and Mike Dillard are each deemed to have a beneficial interest due to their respective relationships with W. D. Company, Inc. See “Principal Holders of Voting Securities.” William Dillard II individually owns 797,840 shares of Class A Common Stock, is a beneficiary of 4,719 shares held in trust, and has the right to acquire beneficial ownership of 1,014,738 shares pursuant to currently exercisable options granted under Company stock option plans. Alex Dillard and his wife individually own 643,070 and 36,000 shares, respectively, of Class A Common Stock; he has sole voting power with respect to 29,434 shares held in trust for two minor children, has shared voting power with respect to 321,229 shares held in trust and has the right to acquire beneficial ownership of 1,012,308 shares pursuant to currently exercisable options granted under Company stock option plans. Mike Dillard individually owns 446,058 shares of Class A Common Stock; his wife has sole voting power with respect to 610 shares held in trust for two minor children; he has sole voting power with respect to 54,705 shares held in trust for three minor children, has shared voting power with respect to 321,229 shares held in trust and has the right to acquire beneficial ownership of 553,228 shares pursuant to currently exercisable options granted under Company stock option plans.

(7)	James I. Freeman owns 189,154 shares of Class A Common Stock, has sole voting power with respect to 6,850 shares held in trust for a minor child, has sole voting power with respect to 34,933 shares held in a charitable trust and has the right to acquire beneficial ownership of 429,471 shares pursuant to currently exercisable options granted under Company stock option plans.

(8)	John Paul Hammerschmidt owns 12,943 shares of Class A Common Stock and has the right to acquire beneficial ownership of 36,877 shares pursuant to currently exercisable options granted under Company stock option plans.

(9)	Peter R. Johnson owns 6,536 shares of Class A Common Stock and has the right to acquire beneficial ownership of 25,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(10)	Warren A. Stephens owns 9,536 shares of Class A Common Stock in trust and has the right to acquire beneficial ownership of 30,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(11)	William H. Sutton owns 24,658 shares of Class A Common Stock and has the right to acquire beneficial ownership of 36,698 shares pursuant to currently exercisable options granted under Company stock option plans.

(12)	J.C. Watts, Jr. owns 9,536 shares of Class A Common Stock in trust and has the right to acquire beneficial ownership of 25,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(13)	The shares in which William Dillard II, Alex Dillard and Mike Dillard are deemed to have a beneficial interest due to their respective relationships with W. D. Company, Inc. and certain trusts have been included in this computation only once and were not aggregated for such purpose.

(14)	Includes the right to acquire beneficial ownership of 4,390,142 shares pursuant to currently exercisable options granted under Company stock option plans.

PROPOSAL 1. ELECTION OF DIRECTORS

Four Directors representing Class A stockholders and eight Directors representing Class B Stockholders are to be elected by the Class A stockholders and the Class B stockholders, respectively, at the annual meeting for a term of one year and until the election and qualification of their successors. The Proxies solicited hereby will be voted “FOR” the election as Directors of the 12 persons hereinafter identified under “Nominees for Election as Directors” if not specified otherwise. Management does not know of any nominee who will be unable to serve, but should any nominee be unable or decline to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes. Management has no reason to believe that any substitute nominee will be required.

In 1998, the Company adopted a resolution amending its by-laws to provide that nominations to represent Class A stockholders shall be of independent persons only. For these purposes, “independent” shall mean a person who: has not been employed by the Company or an affiliate in any executive capacity within the last five years; was not, and is not a member of a corporation or firm that is one of the Company’s paid advisers or consultants; is not employed by a significant customer, supplier or provider of professional services; has no personal services contract with the Company; is not employed by a foundation or university that receives significant grants or endowments from the Company; is not a relative of the management of the Company; is not a shareholder who has signed shareholder agreements legally binding him to vote with management; and is not the chairman of a company on which Dillard’s, Inc. Chief Executive Officer is also a board member.

All of the nominees to represent Class A stockholders listed below qualify as independent persons as defined in the above resolution.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE 12 PERSONS HEREINAFTER IDENTIFIED.

NOMINEES FOR ELECTION AS DIRECTORS

The following table briefly indicates the name, principal occupation and age of each nominee, as well as the year each nominee first was elected as a Director. The table also indicates which class of common stock that each nominee will be representing.

Name	Age	Principal Occupation	Director Since	Class
Robert C. Connor	65	Investments, Dallas, Texas	1987	(a)

Drue Corbusier	60	Executive Vice President of the Company	1994	(b)

Will D. Davis	77	Partner, Heath, Davis & McCalla, Attorneys, Austin, Texas	1972	(a)

Alex Dillard	57	President of the Company	1975	(b)

Mike Dillard	55	Executive Vice President of the Company	1976	(b)

William Dillard II	62	Chief Executive Officer of the Company	1967	(b)

James I. Freeman	57	Senior Vice President and Chief Financial Officer of the Company	1991	(b)

John Paul Hammerschmidt	84	Retired Member of Congress, Harrison, Arkansas	1992	(a)

Peter R. Johnson	59	Chairman, PRJ Holdings, Inc., San Francisco, California	2004	(a)

Warren A. Stephens	50	President and Chief Executive Officer of Stephens Inc. and Co-Chairman of SF Holding Corp., Little Rock, Arkansas	2002	(b)

William H. Sutton	76	Of Counsel, Friday, Eldredge & Clark, Attorneys, Little Rock, Arkansas	1994	(b)

J. C. Watts, Jr.	49	Former Member of Congress & Chairman of the J.C. Watts Companies, Washington, D.C.	2003	(b)
(a)	Class A Nominee
(b)	Class B Nominee

The following nominees for director also hold directorships in the designated companies.

Name	Director of
William Dillard II	Acxiom Corporation and Barnes & Noble, Inc.

John Paul Hammerschmidt	First Federal Bank of Arkansas and Southwestern Energy Co.

Warren A. Stephens	ACA Capital Holdings, Alltel Corporation and Stephens Inc.

J.C. Watts, Jr.	Burlington Northern Santa Fe Corporation, Clear Channel Communications, Inc. and Terex Corporation

The business associations of the nominees as shown in the table under “Nominees for Election as Directors” have continued for more than five years, except for the following: Mr. Johnson was the Chairman of

QuickResponse Services, Inc. from 1994 through 2002. Mr. Sutton retired as Managing Partner of Friday, Eldredge and Clark in 2005. Mr. Watts retired from Congress in 2003. Each nominee for Director was elected to the Board of Directors at the annual meeting of stockholders held May 20, 2006.

The Board of Directors met four times during the Company’s last fiscal year, on February 25, May 20, August 12 and November 11, 2006.

Audit Committee members are Robert C. Connor, Chairman, John Paul Hammerschmidt, Peter R. Johnson and J.C. Watts, Jr. The Audit Committee held eleven meetings during the year.

The Stock Option and Executive Compensation Committee members are Robert C. Connor; Will D. Davis, Chairman and Warren A. Stephens. The Stock Option and Executive Compensation Committee held one meeting during the year.

Dillard’s, Inc. qualifies as a “controlled company” under the corporate governance rules of the New York Stock Exchange due to the ownership by W.D. Company of shares of Class B Common Stock allowing it to cast more than 50% of votes eligible to be cast for the election of two-thirds of the Directors of the Company that are elected by Class B Stockholders. In accordance with a provision in NYSE rules for controlled companies, the Company has elected not to comply with NYSE corporate governance rules that provide for (i) a majority of independent directors or (ii) a nominating/corporate governance committee comprised solely of independent directors. However, the Stock Option and Executive Compensation Committee has adopted a written charter and otherwise complies with the requirements of NYSE Rule 303A.05, “Corporate Governance Standards for Compensation Committees.”

Based on the foregoing exemption for controlled companies, the Company is not required to and does not have a nominating/corporate governance committee. The Board of Directors of the Company formally nominated all of the nominees for Director.

All of the nominees for director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the board on which they served. Dillard’s, Inc. has a policy which encourages each board member to attend the annual stockholders’ meeting. Each member of the board of directors was in attendance at the annual meeting of stockholders on May 20, 2006, except for Warren A. Stephens.

The Board has determined that each of the Class A Directors, as well as J.C. Watts, Jr. and Warren Stephens who serve as Class B Directors, qualify as independent directors in accordance with the NYSE corporate governance rules. In making its independence determinations, the Board considered the following relationship with the Company and determined such relationship was not material and would not affect the director’s independence: Payments made by the Company for advertising to newspapers owned by Stephens Media Group. These payments were less than 5% of Stephens Media Group’s annual revenue.

The Board has designated Will D. Davis to act as the presiding director of executive sessions to be held on a regular basis by non-management members of the Board. You may contact any Board member, or the entire Board, at any time. Your communication should be sent to the “Presiding Member of Non Management Members of the Board of Directors” or “Non Management Members of the Board of Directors” at 1600 Cantrell Road, Little Rock, AR 72201.

The Board has adopted Corporate Governance Guidelines, and each of the Audit Committee and Compensation Committee has adopted a written charter. The Board has also adopted a Code of Conduct that applies to all Company employees including the Company’s Directors, CEO and senior financial officers. The current version of these corporate governance documents is available free of charge on the Company’s website at www.dillards.com and are available in print to any shareholder who requests copies by contacting Julie J. Bull, Director of Investor Relations, at 1600 Cantrell Road, Little Rock, AR 72201.

The following table summarizes the compensation paid by the Company to nonemployee Directors for the fiscal year ended February 3, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert C. Conner	$91,000	$53,940	$—	$—	$—	$—	$144,940
Will D. Davis	75,500	53,940	—	—	—	—	129,440
John Paul Hammerschmidt	70,500	53,940	—	—	—	—	124,440
Peter R. Johnson	68,500	53,940	—	—	—	—	122,440
Warren A. Stephens	53,000	53,940	—	—	—	—	106,940
William H. Sutton	55,000	53,940	—	—	—	—	108,940
J.C. Watts, Jr.	68,500	53,940	—	—	—	—	122,440

Nonemployee Directors receive an annual cash retainer of $45,000 as well as 2,000 shares of the Company’s Class A Common Stock. Committee chairmen receive an additional annual retainer of $20,000. Nonemployee directors receive $2,500 for each board meeting or audit committee meeting attended in person; $1,500 for other committee meetings attended in person and $500 for each telephonic board or committee meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy

The Stock Option and Executive Compensation Committee (the “Compensation Committee” or the “Committee”) of our Board of Directors, which is composed of directors who are independent as defined under the listing standards of the New York Stock Exchange, has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Committee strives to ensure that the total compensation paid to executive officers is fair, reasonable and competitive.

The Committee evaluates both performance and compensation to ensure that we maintain the ability to attract and retain qualified management personnel and that compensation provided to those employees remains competitive relative to the compensation paid by our competitors. The Compensation Committee strives to achieve this objective by providing compensation packages that include a base salary, performance-based incentive bonuses and equity-based compensation.

The Committee annually reviews compensation packages and amounts paid by our primary competitors and other family-founded and family-managed companies in structuring elements to be included in our compensation packages and determining compensation amounts. This review, along with the independent judgment exercised by members of the Committee, guides the Committee’s decisions regarding the allocation of compensation amounts between long-term and currently paid compensation, and the allocation between cash and non-cash amounts. The Compensation Committee attempts to devise these allocations along percentages generally comparable to our competitors while adhering to the underlying principles and objectives of our compensation policies.

In administering our compensation package, the Compensation Committee attempts to foster a pay-for-performance culture providing executives with the opportunity to increase their level of overall compensation based on the company’s achievement of profitability. The specific aspects of corporate performance that are generally considered when determining our compensation policies include stock performance during the fiscal year, sales growth (both overall sales and same store sales), and growth in margins and pre-tax income. Specifically, the award of annual cash performance bonuses is based on a formula tied to the company’s realization of pre-tax income and increases in pre-tax income over the past fiscal year. Performance bonuses were paid under this formula during each of our prior five fiscal years excluding only the 2003 fiscal year.

We believe that our compensation packages, and each individual element included, are competitive in our industry. Our programs are designed to allow our executives the opportunity to both increase their annual cash compensation through performance based bonuses and to capitalize on any increases in our stock price resulting from the company’s success.

Our Compensation Committee’s Charter is available on our website at www.dillards.com.

Role of Executive Officers in Compensation Decisions

Our chief executive officer, president and chief financial officer provide input to the Compensation Committee regarding Company performance. However, the Committee exercises complete discretion in making all compensation decisions regarding cash compensation and equity awards for all of our executive officers.

Objectives, Purposes and Rewards of Our Compensation Program

Our compensation program is designed to maintain our competitive position in our industry by providing benefits equivalent to those offered by our leading competitors. The program’s objectives are to:

•

Provide compensation opportunities that are equivalent to those offered by comparable companies, thereby allowing the company to compete for and retain talented executives who are critical to our long-term success;

•	Motivate executive officers by rewarding them for attainment of profitability of the company; and

•

Align the interests of executives with the long-term interests of stockholders by awarding equity-based compensation in the form of stock option grants and participation in retirement, stock option and stock bonus plans encouraging stock ownership by our executives.

We have designed our compensation programs to attract, retain and motivate talented individuals and encourage these individuals to engage in behaviors necessary to enable us to succeed in creating shareholder value in a highly competitive marketplace. We choose to pay each separate element of our compensation package with the intent of rewarding certain behaviors believed to be beneficial to the company and to accomplishing specific purposes, as described below.

Base Salary is designed to:

•	Reward competencies of our executives relative to skills, position and contributions to the success of our company; and

•

Provide a level of annual cash compensation competitive with the marketplace that recognizes contributions to the overall success of the company and provides the potential to enjoy annual increases reflecting those contributions.

Annual Cash Performance Bonuses are designed to:

•	Motivate employees to assist in the attainment of profitability; and

•	Foster a pay-for-performance culture that aligns our overall compensation programs with our business strategy and rewards employees for their contributions toward our goal of increasing probability.

Equity-based compensation awards are designed to:

•	Link compensation rewards to the creation of shareholder wealth; and

•	Encourage our management to work together for the common good by associating a material portion of compensation to the value of our common stock.

Pension Plan benefits are designed to:

•	Provide competitive incentives to our executive officers to focus on long-term success of the company; and

•	Provide a secure retirement after a long and productive career with the company.

The use of these programs enables us to reinforce our pay-for-performance philosophy, as well as strengthen our ability to attract and retain highly qualified executives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

Role of Comparable Company Analysis in our Compensation Decisions

In order to develop a competitive compensation package for our executive officers, the Compensation Committee compares our compensation package with those of a comparison group of companies. The comparison group is composed of department stores, specialty stores and other public companies that were family-founded and continue to be family-managed. A complete listing of the companies in the comparison group appear below.

Abercrombie & Fitch Co.	J.Jill Group, Inc.	Stein Mart, Inc.
Aeropostale, Inc.	The McGraw-Hill Companies, Inc.	The Talbots, Inc.
Charming Shoppes, Inc.	The Men’s Wearhouse, Inc.	The Bon Ton Stores, Inc.
Chico’s FAS, Inc.	Nordstrom, Inc.	The Gap, Inc.
The Children’s Place Retail Stores, Inc.	Restoration Hardware, Inc.	The TJX Companies, Inc.
Claire’s Stores, Inc.	Retail Ventures, Inc.	Tiffany & Co.
Federated Department Stores, Inc.	SAKS Incorporated	Wet Seal, Inc.
Handleman & Company	Shoe Carnival, Inc.	Williams-Sonoma, Inc.
J.C. Penney Company, Inc.	Starbucks Corporation

The Compensation Committee believes that the companies in the comparison group are comparable to the company in operations, management style and culture. Not all of the companies in our comparison group are included in the Standard & Poors Supercomposite Department Stores Index. Although the Compensation Committee has made these comparisons, it also has considered that as the company has grown in size, the number of senior executives has not grown proportionately, so that the number of senior executives retained by the company is generally lower than the number of senior executives at other companies of similar size.

Specific Elements of Our Compensation Program

Base Salary

Our executive officers receive a base salary established by the Compensation Committee on an annual basis. Base salaries are set at the discretion of the Compensation Committee and are not specifically related to any company performance criteria, as are both the annual cash performance bonus and equity-based portions of the compensation program (excluding any stock option grants), which are discussed below. In establishing base salary levels, the Compensation Committee considers the aggregate compensation and benefits of the executive officers and bases any increase in salary on targets established by a regression analysis of salaries paid versus total revenues for our comparison group. The regression analysis relates each component of compensation expense to total revenue for each company in the comparison group and provides an expected level of aggregate compensation expense based on Dillard’s, Inc. total revenue. For fiscal 2006, the salaries set by the Compensation Committee were below the expected level of salaries produced by this analysis.

Adjustments to the base salary level may be made based on various factors, including comparisons to the comparative data and evaluation of the executive’s level of responsibility and experience as well as company-wide performance. The Committee also considers the executive’s success in achieving business results, promoting our core values and demonstrating leadership. Previous compensation levels and awards are not taken into account in setting base salary; rather the Committee considers appropriate ranges of compensation given the level of position and performance of the individual and the company for the period under consideration. Finally, the Compensation Committee insures that the recommended level of base salary is less than the expected level of base salary produced by the regression analysis described above.

Annual Cash Performance Bonus

Our compensation program includes performance bonuses payable under our Senior Management Cash Bonus Plan to reward executive officers based on our performance and the individual executive’s contribution to that performance. Annual performance bonuses reflect a policy of requiring a certain level of financial and operational performance before any cash bonuses are earned by the named executive officers. Specifically, performance bonuses may be paid only if the company realizes positive net income before federal and state income taxes for the fiscal year, which we refer to as pre-tax income. The Compensation Committee, within ninety (90) days after the start of a fiscal year and in its sole discretion, designates those individuals in senior management eligible to receive a cash performance bonus. Bonuses are paid at the conclusion of the fiscal year from a bonus pool, which is equal to the sum of (a) one and one-half percent (1 1/2%) of the company’s pre-tax income, plus (b) three and one-half percent (3 1/2%) of the increase in pre-tax income over the prior fiscal year. When the Compensation Committee designates the individuals eligible to participate in the cash performance bonus program, it also designates the percent of the bonus pool each individual will be entitled to receive. The Compensation Committee retains the discretion to reduce or eliminate any bonuses that might otherwise be due under the terms of the plan. The Compensation Committee cannot, however, increase the amounts payable under this plan. For fiscal 2005, for example, the company experienced a pre-tax income of $135,785,000, and no increase in pre-tax income. This resulted in a total available bonus pool and bonuses paid of $2,037,000. In fiscal 2006, we realized pre-tax income of $266,226,000, and a bonus pool of $8,558,000, all of which was paid out.

Equity-Based Compensation

We believe that equity ownership in our company is important to tie the ultimate level of an executive officer’s compensation to the performance of our stock and stockholder gains while creating an incentive for sustained growth. To meet these objectives, each member of our senior management team receives equity-based compensation in the forms described below. In determining the appropriate amounts of equity-based compensation to be granted during any fiscal year, the Compensation Committee considers (i) the compensation practices of our comparison group, and (ii) its own judgment as to the appropriate level of equity-based compensation for a company of our size and financial performance.

Stock Option Grants. Stock options may be awarded to our executive officers under our 2000 Incentive and Non-Qualified Stock Option Plan. These grants are used to provide long-term incentive compensation to our executive officers and tie the amount of compensation directly to the market performance of our stock. The exercise price for the options granted is one hundred percent (100%) of the fair market value of the shares underlying such options on the date of grant and have value to the executive officers only if our stock price subsequently increases. No options were granted during our 2006 fiscal year.

•	Retirement Plan. We offer a qualified defined contribution retirement plan that permits executives to make elective contributions to the plan of up to five percent (5%) of their total annual cash compensation. These contributions are matched 100% by the company, with all contributions being used to purchase company stock at market prices.

•

Stock Purchase Plan. The Dillard’s, Inc. Stock Purchase Plan allows executives to make contributions only to the extent that they were prevented from contributing to the Retirement Plan because of the nondiscrimination rules and dollar limitations of the Internal Revenue Code. All contributions to the stock purchase plan are applied to the purchase of company stock at market prices.

•

Stock Bonus Plan. The Dillard’s, Inc. Stock Bonus Plan provides a stock grant award equal to six percent (6%) of each executive’s annual total cash compensation in excess of $15,000 (less applicable withholding) divided by the current fair market value per share on the date that the stock bonus is granted.

Although we encourage our executives to own stock in the company, as demonstrated by the equity-based incentives described above, we do not impose stock ownership guidelines on our executive officers.

Pension Plan

We also maintain a non-qualified defined benefit pension plan for our executive officers. The plan provides an annual award at retirement based upon the level of each officer’s salary and bonus during the officer’s tenure as well as the total years of service provided to the company. Specifically, the award is calculated by multiplying each officer’s years of service by 1.5% and multiplying the result by the average of the highest three years of each officer’s “pension earnings”. Pension earnings are defined as total salary plus total bonus minus the maximum wage base for FICA withholding in that year.

Other Benefits

Health Insurance—We provide an enhanced health insurance plan to our executive officers. This plan provides for their physical well being and insures that they are able to devote their energies to the management of the Company.

Company Aircraft—Executive officers are allowed access to company owned aircraft for both business flights as well as personal use. This benefit increases the level of safety and security for the executive officers as well as allowing them to make better use of their time by being able to travel more efficiently. The company reports imputed income for income tax purposes for the value of any personal use based upon the Standard Industry Fare Level (SIFL) in accordance with the Internal Revenue Code and Treasury Regulations. For financial reporting purposes, the company reports imputed income based on the incremental cost for flights constituting personal use.

Relationship Among the Various Elements of Our Compensation Program

We have designed our compensation package in attempting to achieve our primary objectives of (a) attracting and retaining qualified personnel by providing compensation levels equivalent to those offered by comparable companies, (b) motivating our senior officers by rewarding them for attainment of profitability of the company, and (c) aligning the interests of executives with the long-term interests of stockholders by awarding equity-based compensation to executives as part of the compensation provided to them. Our Compensation Committee has determined that the various elements provided in our compensation program compliment one another in achieving these objectives. Specifically, the amount of compensation provided through our retirement, stock bonus and stock purchase plans is tied directly to the aggregate amount of cash compensation paid in the forms of salary and cash bonuses.

Because one of our primary objectives is to provide competitive total compensation packages on a current basis, the Compensation Committee, in establishing current year compensation amounts, does not consider amounts realized or realizable from prior equity-based compensation grants.

Compensation Benchmarking

An important component of setting and structuring compensation for our executive officers is determining the compensation packages offered by our leading competitors. While we do not specifically benchmark our compensation to these or other companies, our Compensation Committee annually performs a compensation regression analysis to companies in our comparable group, as described above, and periodically does surveys the compensation practices of those companies to assess our competitiveness. In doing so, we take into account factors such as the relative financial performance of those companies and various factors that differentiate us from those companies.

Tax Deductibility of Executive Compensation

Within our performance-based compensation program, we aim to compensate our executive officers in a manner that is tax effective, but we do not let tax considerations drive compensation decisions. Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to publicly-held corporations for compensation in excess of $1,000,000 paid for any fiscal year to the corporation’s chief executive officer or to any of its four most highly compensated officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The policy of the Compensation Committee in the past has been to attempt to structure the compensation of our executive officers to avoid the loss of the deductibility of any compensation, even though Section 162(m) does not preclude the payment of compensation in excess of $1,000,000. In 2006, no executive officer was paid amounts for which Section 162(m) of the Internal Revenue Code would disallow an income tax deduction for the company.

In certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to assure competitive total compensation for our executive officers. Compensation deemed paid with respect to stock option awards under the 2000 Incentive and Nonqualified Stock Option Plan may be subject to the $1,000,000 limitation, unless considered “performance-based” compensation. In this regard, the stock option awards granted in January, 2006 to our executive officers qualify as performance-based compensation.

Other Compensation Considerations

Employment Agreements. We do not have written employment agreements with any of our executive officers, and each executive serves as an at-will employee of the company.

Severance and Change in Control Arrangements. We have not entered into agreements or arrangements to provide severance or change-in-control payments to any of our executives. Our past practice has not included the payment of severance or change-in-control payments to any executives.

Compensation Recovery Policy. The Compensation Committee does not have a specific policy on seeking reimbursement of compensation awards; however, it will evaluate on a case by case basis whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in material misconduct that caused, or partially caused, a restatement of financial results.

Stock Option Practices

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. As described above, stock options may be awarded to our executive officers under our 2000 Incentive and Non-Qualified Stock Option Plan. The exercise price for the options granted is one hundred percent (100%) of the fair market value of the shares underlying such options on the date of grant and have value to the executive officers only if our stock price increases. The determination of whether to grant these awards to specific individuals, and the amount and timing of any such grants, is made in the sole discretion of the Compensation Committee. We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information or after announcement of unfavorable information. Compensation Committee meetings are held at least once annually. The timing of the grants is determined by the Compensation Committee. There are times when the Compensation Committee may grant stock options after quarter end and after quarterly reports are filed with the SEC.

Our executive officers, and primarily our chief executive officer, participate to a limited extent in the granting of stock options by recommending the granting of options to non-executive employees. The decision of whether to grant options, however, is left solely to the Compensation Committee.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Dillard’s, Inc. 2007 Annual Meeting of Shareholders Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”). Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Dillard’s, Inc. Proxy Statement.

Robert C. Connor

Warren A. Stephens

Will D. Davis, Chairman

EXECUTIVE COMPENSATION

The following table summarizes the total compensation earned or paid to the Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company. These officers are referred to as NEOs in this proxy statement.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)(2)	Total Compensation ($)
William Dillard, II Chief Executive Officer	2006	$770,000	$2,482,055	$80,567	$—	—	$921,260	$127,634	$4,381,516

Alex Dillard President	2006	680,000	2,482,055	75,167	—	—	793,407	98,320	4,128,949

Mike Dillard Executive Vice President	2006	580,000	1,198,234	48,494	—	—	415,505	71,893	2,314,126

Drue Corbusier Executive Vice President	2006	540,000	1,198,234	48,586	—	—	503,448	74,599	2,364,867

James I. Freeman Senior Vice President and Chief Financial Officer	2006	580,000	1,198,234	50,778	—	—	279,508	72,333	2,180,853

(1)	Reflects the award earned by the NEOs during 2006 pursuant to the Company’s Nonqualified Stock Bonus Plan.

(2)	Other compensation includes amounts contributed to the Company’s Retirement Plan for the benefit of the NEOs, the incremental cost to the Company for personal use of Company aircraft by NEOs as well as the cost of health insurance for the NEOs as detailed in the table below:

	All Other Compensation
	Retirement Plan	Airplane Use	Insurance	Total
William Dillard, II	$67,889	$30,477	$29,268	$127,634
Alex Dillard	63,389	5,663	29,268	98,320
Mike Dillard	41,238	1,387	29,268	71,893
Drue Corbusier	41,161	11,822	21,616	74,599
James I. Freeman	43,065	0	29,268	72,333

Grants of Plan-Based Awards

The Company did not grant any plan-based awards during 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options held by NEOs as of February 3, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
William Dillard II	38,097 500,000 285,197 63,761 127,683	— — — — —		$ $ $ $ $	26.230 25.740 25.950 26.230 26.230	12/15/2007 1/24/2016 5/14/2009 12/15/2007 5/24/2011	—	—	—	—

Alex Dillard	37,430 283,510 500,000 64,161 127,207	— — — — —		$ $ $ $ $	26.455 26.195 25.740 26.455 26.455	12/15/2007 5/14/2009 1/24/2016 12/15/2007 5/24/2011	—	—	—	—

Mike Dillard	11,828 37,101 61,559 142,740 300,000	— — — — —		$ $ $ $ $	26.570 26.570 26.570 25.950 25.740	12/15/2007 12/15/2007 5/24/2011 5/14/2009 1/24/2016	—	—	—	—

Drue Corbusier	141,905 23,781 46,917 15,273 18,866 300,000	— — — — — —		$ $ $ $ $ $	25.950 24.730 24.730 25.950 25.950 25.740	5/14/2009 5/24/2011 12/15/2007 5/24/2011 5/24/2011 1/24/2016	—	—	—	—

James I. Freeman	129,471 300,000	— —		$ $	30.470 25.740	5/14/2009 1/24/2016	—	—	—	—

Option Exercises and Stock Vested

The following table sets forth information concerning stock options exercised during the last fiscal year.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Shares Acquired on Exercise (#)	Value Realized ($)
William Dillard II	450,000	$705,750	—	—
Alex Dillard	450,000	816,000	—	—
Mike Dillard	250,000	373,500	—	—
Drue Corbusier	210,322	392,323	—	—
James I. Freeman	83,482	86,404	—	—

Pension Benefits

The following table discloses the pension benefits and other information as of February 3, 2007 for the NEOs pursuant to the Company’s Corporate Officers Non-Qualified Pension Plan.

Name (a)	Plan Name (b)	Number of Years Credited Service (c)	Present Value of Accumulated Benefit (d)	Payments During Last Fiscal Year (e)
William Dillard II	Corporate Officers Non-Qualified Pension Plan	38	$16,149,530	$—

Alex Dillard	Corporate Officers Non-Qualified Pension Plan	35	10,745,740	—

Mike Dillard	Corporate Officers Non-Qualified Pension Plan	35	5,546,951	—

Drue Corbusier	Corporate Officers Non-Qualified Pension Plan	38	7,595,159	—

James I. Freeman	Corporate Officers Non-Qualified Pension Plan	18	2,816,191	—

Company Performance

For each of the last five fiscal years, the graph below compares the cumulative total returns on the Company’s Class A Common Stock, the Standard & Poor’s 500 Index and the Standard & Poor’s Supercomposite Department Stores Index. The cumulative total return on the Company’s Class A Common Stock assumes $100 invested in such stock on February 3, 2002 and assumes reinvestment of dividends.

	2001	2002	2003	2004	2005	2006
Dillard’s, Inc.	$100.00	$105.71	$120.93	$186.34	$186.51	$253.29
S&P 500	100.00	77.48	104.35	109.93	122.74	140.87
S&P Supercomposite Department Stores	100.00	69.02	96.43	113.32	135.38	196.38

CERTAIN RELATIONSHIPS AND TRANSACTIONS

William Dillard II, Drue Corbusier, Alex Dillard and Mike Dillard are siblings.

Mr. William H. Sutton is of counsel with the law firm Friday, Eldredge & Clark, which is retained by the Company for legal services.

Denise Mahaffy, a Vice President of the Company, is a sibling of William Dillard II, Drue Corbusier, Alex Dillard and Mike Dillard. For fiscal 2006, the Company paid Denise Mahaffy total salary and bonus of $436,538. During fiscal 2006, the Company also made defined contributions for the benefit of Denise Mahaffy in the amount of $41,362 pursuant to its benefit plans. William Dillard III, a Vice President of the Company, is the son of William Dillard II. For fiscal 2006, the Company paid William Dillard III total salary and bonus of $292,500. During fiscal 2006, the Company also made defined contributions for the benefit of William Dillard III in the amount of $27,301 pursuant to its benefit plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Class A Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of stock of the Company.

To the Company’s knowledge, based solely on a review of copies of reports provided by such individuals to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended February 3, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. Each of the members of the Audit Committee qualifies as an “independent” director under the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards relating to audit committees. The Board of Directors has determined that Peter R. Johnson is an audit committee financial expert and is independent of management as defined by rules of the Securities and Exchange Commission. The designation as an audit committee financial expert does not impose any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed by being a member of the audit committee or board of directors. The Audit Committee held eleven meetings during the year.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended February 3, 2007 with management and the independent auditors, Deloitte & Touche LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The discussions with Deloitte & Touche LLP included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), the standards of the Public Company Accounting Oversight Board and Rule 2-07 of regulation S-X of the Securities Act of 1933, as amended. Also Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditor’s independence.

Based upon the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended February 3, 2007 and that Deloitte & Touche LLP be appointed independent auditors for the Company for 2007.

Robert C. Connor, Chairman

John Paul Hammerschmidt

Peter R. Johnson

J.C. Watts, Jr.

PROPOSAL 2. RATIFICATION OF THE SELECTION OF THE COMPANY’S

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors recommends to the stockholders that they ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending February 2, 2008.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will consider the view of the stockholders in determining its selection of the Company’s independent public accountants for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and the stockholders.

A representative of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” PROPOSAL NO. 2.

INDEPENDENT ACCOUNTANT FEES

The following table summarizes the fees billed by Deloitte & Touche LLP for the past two years for audit and other related fees.

	2006		2005
Audit Fees	$1,810,000		$1,729,974
Audit Related Fees	28,800	(1)	87,523	(1)
Tax Fees	0		0
All Other Fees	0		0

	$1,838,800		$1,817,497

(1)	Includes audits of Company sponsored employee benefit plans.

The policy of the Audit Committee requires it to pre-approve all audit and non-audit services to be performed by the independent accountant. During 2006, the Audit Committee approved all of the services described above under the captions “Audit Fees”, “Audit Related Fees,” “Tax Fees” and “All Other Fees” in accordance with this policy.

PROPOSAL 3. STOCKHOLDER PROPOSAL CONCERNING SUSTAINABILITY REPORT

The Connecticut Retirement Plans, 55 Elm Street, Hartford, CT 06106, owner of 111,662 shares of Class A Common Stock; The New York City Pension Funds, 1 Centre Street, New York, NY 10007, owner of 78,564 shares of Class A Common Stock; Amalgamated Bank LongView Collective Investment Fund, 15 Union Square, New York, NY 10003, owner of 22,546 shares of Class A Common Stock and Christian Brothers Investment Services, Inc., 90 Park Avenue, 29th Floor, New York, NY 10016, owner of 3,800 shares of Class A Common Stock have indicated that they intend to propose the following resolution for action at the meeting:

WHEREAS: Investors increasingly seek disclosure of companies’ environmental and social practices in the belief that they impact shareholder value. Many investors believe that companies that are good employers, environmental stewards, and corporate citizens may be more likely to generate incrementally better financial returns, be more stable during turbulent economic and political conditions, and enjoy long-term business success.

Sustainability refers to endeavors that meet present needs without impairing the ability of future generations to meet their own needs. According to Dow Jones, “Corporate Sustainability is a business approach that creates long-term shareholder value by embracing opportunities and managing risks deriving from economic, environmental, and social developments. Corporate sustainability leaders achieve long-term shareholder value by gearing their strategies and management to harness the market’s potential for sustainability products and services while at the same time successfully reducing and avoiding sustainability costs and risks.” http://www.sustainability-indexes.com/htmle/sustainability/corpsustainability.html

We believe that improved reporting on and governance issues can strengthen our company and the people it serves. Furthermore, we believe this information is necessary for making well-informed investment decisions as it speaks to the vision and stewardship of management and can have significant impacts on our company’s reputation and on shareholder value.

Responding to interest from stakeholders about company policies and programs to address environmental and social issues, many companies are describing their initiatives in corporate social responsibility (CSR) reports. Globally, almost 1,900 companies produce reports on sustainability issues (www.corporateregister.com). Apparel manufacturers and retailers such as The Gap, Nike, and Adidas/Reebok have also issued publicly available reports that detail their policies, practices and programs.

The Gap 2004 Social Responsibility Report provides a compelling rationale for sustainability reporting: “We believe that greater standardization of reporting is critical to promoting transparency and accountability within our industry. It is also an important step towards ensuring that human rights are broadly respected throughout supply chains.”

RESOLVED: Shareholders request that the Board of Directors issue a sustainability report to shareholders, at reasonable cost, and omitting proprietary information, by March 31, 2008.

Supporting Statement

The report should include Dillard’s definition of sustainability, as well as a company-wide review of environmental and social policies, practices, and indicators related to measuring long-term sustainability.

We recommend that Dillard’s use the Global Reporting Initiative’s Sustainability Reporting Guidelines (“The Guidelines”) to prepare the report. The Global Reporting Initiative (www.globalreporting.org) is an international organization with representatives from the business, environmental, human rights, and labor communities. Almost 1,000 companies use or consult the Guidelines for sustainability reporting.

THE BOARD OF DIRECTORS FAVORS A VOTE “AGAINST” THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Company recognizes the importance, as both an ethical and a business responsibility, of reflecting environmental and social considerations in how it conducts its business.

The Company has always been committed to the highest ethical conduct and strict compliance with the law in all its business dealings, including its relationships with its many suppliers. The Company is deeply concerned about the issues raised in the Proposal and believes it has already adequately addressed such issues as described below.

As an important part of environmental and social considerations, the Company’s policy has been to obtain assurances that the products it sells are manufactured in accordance with all applicable laws, rules and regulations, including those relating to the environment, labor, worker health and safety. The majority of the products sold at the Company’s stores are supplied by independent suppliers who also supply other retail stores and chains. To a lesser degree, the Company is also supplied by sources contracted by the Company or by buying agents for the Company. The Company does not engage directly in manufacturing.

The Company has previously addressed the concerns raised in the Proposal by implementation of the following policies and procedures:

The Company focuses on the legal compliance by, and workplace conditions of, vendors. The Company’s internal guidelines for its own sourcing personnel reflect its longstanding philosophy that no merchandise purchased by the Company will be manufactured other than in full compliance with all applicable laws, rules and regulations, including those relating to labor, worker health and safety, and the environment. In addition, the Company reserves the right not to contract with and to break contracts with vendors who violate basic human rights.

Moreover, the Company’s agreements with buying agents include prohibitions against illegal child labor and other forms of illegal employment, and illegal manufacturing, shipping, customs and environmental practices. Under the contract, a buying agent must use its best efforts to ensure that each vendor is in full compliance with any applicable current, or later adopted, law of either the country of manufacture or the United States governing the use of child labor, prison labor, and/or governing the importation into the United States of merchandise produced with child labor as well as any other similar human rights statute, regulation or law. Buying agents must also follow policies and procedures which the Company implements to ensure that all such statutes, laws or regulations are followed. If a buying agent discovers a violation of such prohibitions, the buying agent must immediately notify the Company of such violation(s) or evidence of violation(s), so that appropriate action can be taken to rectify such violation(s). Under these agreements, among other measures, buying agents are required to periodically inspect factories to ensure compliance with these standards. Additionally, Company employees personally inspect selected factories to verify compliance.

The Company’s philosophy also appears in the Company’s Purchase Order Terms, Conditions & Instructions, which is the Company’s standard form of purchase order and which is applicable to all transactions between the Company and all of its suppliers. The document explicitly requires each supplier to warrant and represent that its merchandise is manufactured in compliance with any applicable current, or later adopted, law of either the country of manufacture or the United States governing the use of child labor, prison labor, and/or governing the importation into the United States of merchandise produced with child labor as well as any other similar human rights statute, regulation or law.

The Company has previously issued a press release announcing its business policy, which policy contains prohibitions against workplace abuse and also contains the steps taken by the Company to implement the policy. Furthermore, the Company has furnished copies of that policy, as it has evolved, to interested shareholders, and will continue to so provide copies of that policy.

The Company continues to monitor and review its policies to ensure that the principles set forth above are appropriately implemented and to address new concerns or issues that arise by our participation in a global marketplace whose standards continue to evolve.

The Company believes that it has already addressed the concerns raised in the Proposal without further expenditure of valuable time and funds. As the above reflects, the Company is committed to assuring that its suppliers are in full compliance with all applicable labor, worker health and environmental laws, rules and regulations, and in full compliance with the Company’s policies and procedures.

FOR THE ABOVE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS VOTING “AGAINST” PROPOSAL NO. 3.

OTHER MATTERS

Management of the Company knows of no other matters that may come before the annual meeting. However, if any matters other than those referred to herein should properly come before the annual meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

The Company’s annual meeting of stockholders in 2008 is scheduled to be held on Saturday, May 17, 2008. If a stockholder intends to submit a proposal to be included in the Company’s proxy statement and form of proxy relating to the Company’s 2008 annual meeting of stockholders in accordance with Securities and Exchange Rule 14a-8, the proposal must be received by the Company at its principal executive offices not later than December 28, 2007. Such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement and related form of proxy for the annual meeting of shareholders in 2008.

Under the Company’s Bylaws, if a stockholder intends to submit a proposal at the annual meeting of stockholders in 2008, and such proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to such meeting pursuant to SEC Rule 14a-8, the stockholder’s notice of such proposal (including certain information specified in the Bylaws), must be received by the Company’s Secretary at the principal executive office of the Company no earlier than January 19, 2008 and no later than February 18, 2008. If a stockholder fails to submit the proposal within such time period, the proposal will not be considered at the annual meeting of stockholders in 2008.

GENERAL

The Company’s annual report for the fiscal year ended February 3, 2007 is being mailed with this Proxy Statement but is not to be considered as a part hereof.

In some cases, where there are multiple stockholders at one address, only one annual report and proxy statement will be delivered, a procedure referred to as “householding.” Each stockholder will continue to receive a separate proxy card.

Stockholders who hold positions in street name through a broker or other nominee should either call ADP Investor Communication Services at 800-542-1061 or contact their broker or nominee if they have questions, require additional copies of the proxy statement or annual report, or wish either to give instructions to household or to revoke their decision to household.

Registered stockholders who own stock in their own name through certificate and have questions about householding, can contact the Company’s stock transfer agent, Registrar and Transfer Company, by phone at 800-368-5948 or by E-mail, info@rtco.com.

The material in this proxy statement under the captions “Executive Compensation—Report of the Compensation Committee,” “—Company Performance,” and “Audit Committee Report” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER WHOSE PROXY IS SOLICITED UPON WRITTEN REQUEST TO:

DILLARD’S, INC.

Post Office Box 486

Little Rock, Arkansas 72203

Attention: James I. Freeman,

Senior Vice President,

Chief Financial Officer

By Order of the Board of Directors

PAUL J. SCHROEDER, JR.

Vice President, General Counsel,

Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dillard’s, Inc. Post Office Box 486
Little Rock, Arkansas 72203	PROXY	The undersigned hereby appoints
Telephone No.(501)376-5200		William Dillard, II and Paul J. Schroeder, Jr., or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, to represent and vote, as designated below, all the shares of the Class A Common Stock of Dillard’s, Inc., held of record by the undersigned on March 30, 2007, at the annual meeting of stockholders to be held on May 19, 2007, or any postponement or adjournment thereof.

1. ELECTION OF DIRECTORS.	☐ FOR all Class A nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all Class A Nominees.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

Class A Nominees

Robert C. Connor * Will D. Davis * John Paul Hammerschmidt * Peter R. Johnson

The Board of Directors of the Company recommends voting FOR this proposal

2.   RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT

      PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2007.

The Board of Directors of the Company recommends voting FOR this proposal

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

3.   STOCKHOLDER PROPOSAL REQUESTING ISSUANCE OF A SUSTAINABILITY REPORT BY THE BOARD

      OF DIRECTORS

The Board of Directors of the Company recommends voting AGAINST this proposal

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2007
Signature

Signature, if jointly held

PLEASE MARK, SIGN, DATE AND RETURN

THE PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dillard’s, Inc. Post Office Box 486
Little Rock, Arkansas 72203	PROXY	The undersigned hereby appoints
Telephone No.(501)376-5200		William Dillard, II and Paul J. Schroeder, Jr., or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, to represent and vote, as designated below, all the shares of the Class B Common Stock of Dillard’s, Inc., held of record by the undersigned on March 30, 2007, at the annual meeting of stockholders to be held on May 19, 2007, or any postponement or adjournment thereof.

1. ELECTION OF DIRECTORS.	☐ FOR all Class B nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all Class B Nominees.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

Class B Nominees

Drue Corbusier * Alex Dillard * Mike Dillard * William Dillard II * James I. Freeman * Warren A. Stephens *

William H. Sutton * J.C. Watts, Jr.

The Board of Directors of the Company recommends voting FOR this proposal

2.   RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT

      PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2007.

The Board of Directors of the Company recommends voting FOR this proposal

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

3.   STOCKHOLDER PROPOSAL REQUESTING ISSUANCE OF A SUSTAINABILITY REPORT BY THE BOARD

      OF DIRECTORS

The Board of Directors of the Company recommends voting AGAINST this proposal

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2007
Signature

Signature, if jointly held

PLEASE MARK, SIGN, DATE AND RETURN

THE PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.